Exhibit 10.90

FIFTH AMENDMENT TO PURCHASE AND SALE CONTRACT FOR SIENNA BAY

            This Fifth Amendment to Purchase and Sale Contract (this “Amendment”) is made as of December 11, 2009 between CCIP/3 SANDPIPER, LLC, a Delaware limited liability company ("Seller") and DT GROUP DEVELOPMENT, INC., a California Corporation (“Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract, dated as of August 14, 2009, as amended by (i) First Amendment to Purchase and Sale Contract for Sienna Bay dated as of October 8, 2009, (ii) Second Amendment to Purchase and Sale Contract for Sienna Bay dated as of November 10, 2009, (iii) Third Amendment to Purchase and Sale Contract for Sienna Bay dated as of November 12, 2009 and (iv) Fourth Amendment to Purchase and Sale Contract for Sienna Bay dated as of November 25, 2009 (collectively, the “Contract”), with respect to the sale of that certain property known as Sienna Bay, having an address at 10501 3rd Street North, St. Petersburg, FL 33716, and as more particularly described in the Contract; and

            WHEREAS, Seller and Purchaser desire to amend certain provisions of the Contract as hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Contract, except as expressly otherwise amended or defined herein.

2.      Additional Deposits.  (a)  The definition of “Non-refundable Deposit” set forth on Schedule 1 of the Contract is hereby modified to mean “the full amount of the Deposit”.

            (b)  On the earlier to occur of (x) the closing of the Solana Property and (y) December 29, 2009, Purchaser shall deposit an additional $55,000 with Escrow Agent.  Upon making such deposit (and prior to giving effect to the terms of Section 3 below), the total Non-refundable Deposit under the Contract shall be $697,000.

3.      Release of Deposits.  The following shall occur upon the earlier to occur of (i) the closing of the Solana Property and (ii) December 29, 2009:

(a) the full amount of the deposit under the Solana Contract (i.e. $383,000) shall automatically added to, and become a part of, the Non-refundable Deposit under the Contract (such that the full amount of the Non-refundable Deposit shall then be equal to $1,080,000);

(b) the entire Non-Refundable Deposit (i.e., $1,080,000) shall be released from escrow and remitted by Escrow Agent to Seller;

(c) unless the Contract is terminated due to Seller’s default, Purchaser shall have no right to receive a refund of the Deposit; and

(d) at the Closing, Purchaser shall receive a credit against the Purchase Price in the amount of the Deposit (i.e. $1,080,000).

4.      Adjournment of Closing Date. The Closing Date is hereby adjourned to February 19, 2010.  TIME IS OF THE ESSENCE with respect to Purchaser and Seller’s obligations to close the transactions contemplated by the Contract (as amended by this Amendment) on such date.  Notwithstanding the foregoing, the Closing may occur on an earlier date upon the mutual agreement of the parties.

5.      Miscellaneous.           This Amendment (a)  supersedes all prior oral or written communications and agreement between or among the parties with respect to the subject matter hereof, and (b) may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Contract are hereby ratified and confirmed and shall continue in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

CCIP/3 SANDPIPER, LLC, a Delaware limited liability company

By:    CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP, a Delaware limited partnership, its member

By:    CONCAP EQUITIES, INC., a Delaware corporation, its general partner

By:  /s/Trent A. Johnson

Name:  Trent A. Johnson

Title:  Vice President

Purchaser:

DT GROUP DEVELOPMENT, INC, a California corporation

By:  /s/Dan Markel
Name:  Dan Markel
Title:  President and CEO